UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2015

Integrated Inpatient Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-191564	65-1011679
(Commission File Number)	(IRS Employer Identification Number)

100 Linton Boulevard, Suite 213-B

Delray Beach, FL 33483

(Address of Principal Executive Offices)

561-276-3737

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 8, 2015, Bradley Scott resigned from the Company’s Board of Directors. The Company had previously terminated Mr. Scott’s employment and while Mr. Scott originally disputed such termination all disputes have been amicably resolved between the parties. A copy of this report has been provided to Mr. Scott’s last known address contemporaneous with the filing hereof.

Effective April 1, 2015, Dominic Alto resigned from the Company’s Board of Directors. The resignation was not related to any disagreement with the Company or due to any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED INPATIENT SOLUTIONS, INC.

Dated:	May 7, 2015	By:	/s/ Osnah Bloom
Name: Osnah Bloom
Title: CEO